Exhibit 5.1

[Zenith Letterhead]

May 14, 2008

Zenith National Insurance Corp.

21255 Califa Street

Woodland Hills, California 91367

Re:          Zenith National Insurance Corp./Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 370,000 shares (the “Shares”) of common stock, par value $1.00 per share (“Common Stock”), of Zenith National Insurance Corp. (the “Company”) to be issued by the Company under the Third Amended and Restated Zenith National Insurance Corp. 2004 Restricted Stock Plan (the “Plan”).

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Plan; (ii) the Certificate of Incorporation of the Company and the Bylaws of the Company, each as currently in effect; (iii) a specimen certificate representing the Common Stock; (iv) copies of certain resolutions adopted on February 21, 2008 by the Board of Directors of the Company relating to, among other things, the Shares, the Plan and the Registration Statement; (v) the certificate of inspector of elections delivered in connection with the Company’s annual meeting of stockholders held on May 13, 2008; and (vi) such other documents, certificates and records as I have considered necessary or appropriate for purposes of this opinion.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

I advise you that I hold 36,878 shares of Common Stock, including 30,000 shares that were previously awarded to me under the Plan.

I am admitted to the bars of the states of California, Colorado and Illinois.  I do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the state of Delaware, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.  The opinion expressed herein is based on the laws in existence on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, assuming (i) the valid issuance of the Shares pursuant to the Plan and (ii) if the Shares are issued in physical form, certificates representing the Shares have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if the Shares are issued in book entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent for the Common Stock has been issued by said transfer agent, the Shares, when issued pursuant to the Plan, will be validly issued, fully paid and nonassessable.

I do not find it necessary for the purpose of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Shares.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Michael E. Jansen

Michael E. Jansen

Executive Vice President

     and General Counsel